UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2012

Artio Global Investors Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 11, 2012, Artio Global Investors Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted to the Company’s stockholders.  Each proposal is described in more detail in the Company’s 2012 Annual Proxy Statement, as filed with the Securities and Exchange Commission on March 19, 2012 (the “Proxy Statement”). The voting results for each proposal are set forth below.

Proposal 1

The Company’s stockholders elected the following director to serve until the annual meeting of stockholders in the year 2015 and until his respective successor is duly elected and qualified. The results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Pell	49,843,737	5,791,348	1,238,406

Proposal 2

The nonbinding advisory vote of the Company’s stockholders to approve the compensation of the named executive officers of the Company as disclosed in the Company’s Proxy Statement was as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
38,215,311	16,465,359	954,415	1,238,406

Proposal 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012. The results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,717,116	152,981	3,394	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: May 14, 2012	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer